UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2017

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Albert Quay
Cork, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 353-21-423-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed by Johnson Controls International plc (“Johnson Controls”) to provide unaudited pro forma consolidated financial statements of Johnson Controls as of September 30, 2016, and for the years ended September 30, 2016, 2015 and 2014, which reflect the following adjustments to Johnson Controls’ historical financial results:

•                  The unaudited pro forma consolidated statement of income for the year ended September 30, 2016 gives effect to the merger of Johnson Controls Inc. with Tyco International plc (now Johnson Controls) as if it occurred at the beginning of this period on October 1, 2015.

•                  The unaudited pro forma consolidated statements of income for the year ended September 30, 2016 give effect to the spin-off of Johnson Controls’ automotive seating and interiors business into Adient plc (“Adient”), an independent public company (the “Spin-Off”), and related events as if they occurred at the beginning of this period on October 1, 2015. The unaudited pro forma consolidated statement of financial position gives effect to the Spin-Off and related events as if they occurred as of September 30, 2016, Johnson Controls’ latest balance sheet date.

•                  The unaudited pro forma consolidated statements of income reflect Adient’s historical financial results as discontinued operations in all periods presented.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements of Johnson Controls as of September 30, 2016, and for the years ended September 30, 2016, 2015 and 2014, and the related notes thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Unaudited pro forma consolidated financial information of Johnson Controls International plc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: February 1, 2017	By:	/s/Brian J. Stief
	Name:	Brian J. Stief
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Unaudited pro forma consolidated financial information of Johnson Controls International plc